UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported):  January 3, 2008

U.S. DRY CLEANING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

125 E. Tahquitz Canyon, Suite 203	92262
Palm Springs, California	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (760) 322-7447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events.

Robert Y. (Robbie) Lee, our Chief Executive Officer, recently purchased, in separate privately-negotiated transactions, from two early investors in the company, a total of 188,350 shares of our common stock, in consideration for a combination of cash and secured promissory notes.  The per share purchase price of the common stock paid by Mr. Lee exceeded the per share average market price of the stock on the dates of purchase.

The purchases above will be reported to the U.S. Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.  Except as may be required, we do not undertake any obligation to update or report any modification or other activity with respect to the beneficial ownership of our shares by Mr. Lee or our other officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: January 10, 2008	By: /s/ Robbie Lee
Robert Y. (Robbie) Lee
Chief Executive Officer